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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-A


                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                                    POWER-ONE, INC.
                             ---------------------------
                (Exact name of registrant as specified in its charter)




         DELAWARE                                            77-0420182
----------------------------                          ------------------------
  (State of incorporation                             (I.R.S. Employer
    or organization)                                  Identification No.)





                                   740 CALLE PLANO
                             CAMARILLO, CALIFORNIA  93012
               --------------------------------------------------------
                  (Address of principal executive offices, Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:



  Title of Each Class                          Name of Each Exchange on which
  to be so Registered                          Each Class is to be Registered
------------------------                       ------------------------------

  COMMON STOCK                                 NASDAQ


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information included under the heading "Description of Capital Stock" including subheadings "Common Stock", "Preferred Stock", "Certain Provisions of Delaware Law", "Limitation of Liability and Indemnification Agreements", and "Certain Anti-Takeover Effects" of the Registration Statement on Form S-1 of Power-One, Inc. (Registration No. 333-32889), as amended (the "Registration Statement") is incorporated herein by reference. The final Prospectus to be filed by Power-One, Inc. pursuant to Rule 424(b) is also deemed incorporated by reference herein upon such filing.

ITEM 2.  EXHIBITS.

         All exhibits required by Instruction II to Item 2 will be supplied to NASDAQ.

                                          2
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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       POWER-ONE, INC.



Date:  August 15, 1997            By:  /s/Steven J. Goldman
                                       --------------------------------
                                       Name:  Steven J. Goldman
                                       Title: President and Chief
                                              Executive Officer






                                         S-1